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                                                                   EXHIBIT 23(I)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference into all Registration Statements on Form 10KSB of South Street Financial Corp. of our report dated February 1, 2002, relating to the consolidated statements of financial condition of South Street Financial Corp. and its subsidiary as of December 31, 2001, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the year ended December 31, 2001, which report appears in the Company's 2001 annual report on Form 10-KSB.



/s/ Dixon & Odom, PLLC
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Sanford, North Carolina
March 20, 2002